United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 10, 2009

Hollywood Entertainment EDU Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53069	26-1702585
(State of incorporation)	(Commission File Number)	(IRS Employer Number)

9660 Flair Drive South, Suite 408 El Monte, California		91731
(Address of principal executive offices)		Zip Code

310-990-2590

(Registrant’s telephone number, including area code)

1875 Century Park East, Suite 700
     Los Angeles, CA 90067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2009, we entered into a Cooperation Agreement with the Cultural and Creative Industry Research Center of Tsinghua University , Beijing, China  (“TU”) pursuant to which we agreed to cooperate together on a long term basis to jointly establish first class training and education centers throughout China for film and television production, broadcast media, new media, 3D and 2D animation production , video game production, music and performing arts. Under this agreement we plan to bring to China, Hollywood experts as tutors in these fields of entertainment, as well as organizing exchange students from China to the US and from the US to China. TU will help execute, promote and assist us in China in this regard, as well as providing a link for us to access major entertainment firms and resources in China.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Alan J. Bailey as Senior Vice President, Chief Financial Officer and  Director

Alan J. Bailey joined our board effective December 29, 2009. In addition, effective December 29,2009  he was appointed Senior Vice President and Chief Financial Officer. Mr. Bailey is a veteran of the entertainment industry with 35 years of senior level corporate finance, audit and compliance experience.  He served as Senior Vice President and Treasurer at Paramount Pictures from 1975 through March 2009, which is one of Hollywood’s top global production and distribution Studios with such classics as The Godfather trilogy, Titanic and Transformers etc.    Mr. Bailey is an operating partner in Transworld Capital Group which specializes in structuring complex financial transactions, with particular emphasis on corporate transactions between China and the U.S.   In April 2009, he formed new media company Dynamic Media International Inc. (“DMI”) where he serves as chief operating officer and chief financial officer. DMI produces and distributes high definition content through its Dynamic Media Network division; it produces and distributes music through its Dynamic Media Music division and its global  distribution relationship with ADA/Warner Music Group; and it executive produces motion pictures, 3D animation and television programs through its Dynamic Media Pictures division.   Mr. Bailey previously served as Vice President in charge of offshore financial operations at Gulf + Western Industries, and served in public accounting with an affiliate of Ernst & Young and with Grant Thornton as a senior audit supervisor.  He is a Fellow of the English Institute of Chartered Accountants.

Appointment of Ji Li, Ph.D. as special Cultural and Creative Advisor to the Board of Directors

Ji Li, Ph. D was appointed a special Cultural and Creative Advisor to the board of directors effective January 18, 2010.  Mr. Li is one of the top experts in cultural and creative industries both in China and worldwide. He serves as executive director of the Cultural and Creative Industry Research Center at Tsinghua University, China. Mr. Li  received his Ph. D degree in 1992 and an EMBA degree in Engineering from Tsinghua University. His major research field includes urban cultural and creative industry planning and development: urban industrial park planning and construction; regional cultural industry planning and development; and creative industry investing and financing.
To date, he has successfully led or participated in more than twenty key cultural and creative industry planning projects in China. Mr. Li is vice-chairman of the China Cultural and Creative Industry Association; vice-chairman of the China Planning Council; Judge of the China Cultural and Creative Industry Rising Dragon Award; vice-chairman of applied economics of the China Business Economics Association; and leader of cultural and creative industry planning projects in the provinces of Zhejiang, Guangdong, Gansu, Sichuan, Hainan, Inner Mongolia (Autonomous Region), as well as being a key participant in cooperating in such activities in Beijing, Shanghai, Shen Zhen, Shangdong and Jiang Xi.

Appointment of  Dee Bruce Sun, Ph.D as special Senior Capital Management Advisor to the Board of Directors

Dee Bruce Sun Ph. D was appointed as a special Senior Capital Management adviser to the board of directors effective January 18, 2010. Mr. Sun is a full professor at the Department of Information Systems, California State University-Long Beach, California and chairman of the Chinese Scholars Association-Southern California. He received his Ph. D of Management from the University of Texas in 1988 and his M.A. in Economics from Ohio State University in 1983. Mr. Sun has a wealth of experience in capital management, mergers and restructures and IPOs. Previously, he was CIO and member of the executive committee of the Shenzhen Development Bank (“SDB”) and director of the bank’s IT committee between  2005 and 2008, being in charge of IT operations and resource management for the entire bank with a staff of more than three hundred. He was General Manager in the Office of Restructuring and IPOs of the China Construction Bank (“CCB) between 2004 and 2005; General Manager and Department Head  of Investment Banking of CCB with a head office staff of more than fifty and a regional staff of approximately six thousand at thirty-eight  provincial branches between 2003 and 2004; General Manager and Department Head of Research and Development of CCB with a head office staff of forty one and seven hundred subordinates in thirty –eight provincial branches between 2000 and 2002; as well as Chief Advisor  and General Manager Strategic Planning Committee of CCB between 1999 and 2000. Mr. Sun is also Adjunct Professor in many universities such as Peking University, Nanjing University, Shanghai University of Finance and  Economics, Jiaotong University,  and Zhejiang University. He was also President (1988- 1989) and Director (1996-1997) of the Chinese Economists Society (USA). To date, he has published more than twelve books in Chinese on contemporary management; he is a newspaper and magazine columnist ; and has had more than thirty articles published in academic and professional journals.

Item 8.01 Other Events

Audit Committee

Our Audit Committee consists of Hollis Liu (Chair) and Alan Bailey.

Audit Committee Charter, Code of Ethics and Insider Trading Policy

On January 18, 2010, our board adopted an Audit Committee Charter, Code of Ethics and Insider Trading Policy, copies of which are filed herewith as Exhibits.

New Offices

Our new executive offices are located at 9660 Flair Drive South, Suite 408, El Monte , California 91731.

Item 9.01 Financial Statements and Exhibits

          Exhibits:   The following Exhibits are filed herewith:

          Exhibit 1   Audit Committee Charter

          Exhibit 2   Code of Ethics

          Exhibit 3    Insider Trading Policy

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Entertainment EDU Holding, Inc.

Date: January 29, 2010	By:	/s/ Hollis Liu
Hollis Liu
President and Chief Executive Officer